Exhibit  (11)
January 27, 2006
Scudder International Fund, Inc.
Two International Place
Boston, MA 02110
Ladies and Gentlemen:
     We have acted as special Maryland counsel to Scudder International Fund, Inc. (the “Company”), a corporation organized under the laws of the State of Maryland, on behalf of the Company’s Scudder Emerging Markets Fund series (the “Fund”), in connection with Company’s Registration Statement on Form N-14 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the transfer of all of the assets of Scudder New Asia Fund, Inc. (“New Asia Fund”) to the Company in exchange for shares of the Fund and the assumption by the Company on behalf of the Fund of all of the liabilities of New Asia Fund, all in accordance with the terms of the form of the Agreement and Plan of Reorganization between the Company and New Asia Fund included in the Registration Statement (the “Agreement”).
     In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as we have deemed relevant or necessary as a basis for the opinions hereinafter set forth, including, without limitation, a certificate of the Maryland State Department of Assessments and Taxation dated January 27, 2006 to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland and is in good standing and duly authorized to transact business in the State of Maryland (the “Good Standing Certificate”).
     In reaching the opinions set forth below, we have assumed, without independent investigation or inquiry, that:

Scudder International Fund, Inc.
January 27, 2006

     (a)     all documents submitted to us as originals are authentic; all documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all documents submitted to us for examination are genuine; and all documents and public records reviewed are accurate and complete; and
     (b)     at no time prior to and including the date when the Class S shares of the Fund are issued pursuant to the Agreement will (i) the total number of the issued shares of the Company exceed the authorized number of shares of the Company; (ii) the total number of the issued shares of each series of the Company exceed the authorized number of shares of each such series; or (iii) the total number of issued shares of each class of any series of the Company exceed the authorized number of shares of each such class.
     As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers of the Company, and have relied upon the accuracy and completeness of the relevant facts stated therein without independent verification.
     Based on our review of the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:
     1.     The Company is a corporation validly existing and, based solely on the Good Standing Certificate, in good standing under the laws of the State of Maryland.
     2.     The issuance and sale of the Class S shares of the Fund pursuant to the Agreement has been duly and validly authorized by all necessary corporate action on the part of the Company and, when issued by the Company in accordance with the Agreement, will be legally and validly issued, fully paid and non-assessable.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Sincerely yours,

/s/ Ober, Kaler, Grimes & Shriver, a Professional Corporation

Ober, Kaler, Grimes & Shriver, a Professional Corporation